EXHIBIT 10.2

FIRST AMENDMENT TO INTER-COMPANY PATENT LICENSE AGREEMENT

THIS FIRST AMENDMENT TO INTER-COMPANY PATENT LICENSE AGREEMENT (“Amendment”) is entered into as of August 16, 2017 (“Amendment Effective Date”) by and between Conagen Inc., a corporation organized and existing under the laws of the State of Massachusetts (“Licensor”), and SweeGen, Inc., a corporation organized and existing under the laws of the State of Nevada (“Licensee, and, together with Licensor, the “Parties” and each individually, a “Party”).

WHEREAS, the Parties entered into an Inter-Company Patent License Agreement as of the 28th day of November, 2016 (the “Agreement”);

WHEREAS, subject to the terms and conditions of this Amendment, the Parties desire to modify and amend the Agreement, as set forth herein.

NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter contained and of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

A.Effect of Amendment. This Amendment is made for the purpose of amending and superseding certain of the provisions of the Agreement and is expressly incorporated into and made a part of the Agreement. If provisions of this Amendment and the Agreement conflict, then the provisions of this Amendment will control.

B.Definitions. Except as otherwise defined under this Amendment, any capitalized terms shall have the meaning prescribed to them under the Agreement, as applicable.

C.Amendment. As of the Amendment Effective Date, the Agreement is hereby amended, modified, or superseded as follows:

1. The first paragraph concerning “WHEREAS” is hereby amended by deleting the entire section and replacing it with the following:

WHEREAS, Licensor is the owner of or in control of certain know-how, technology and intellectual property relating to the discovery, development, production, distribution, advertising, marketing, commercialization and sale of compounds, substances, products and services related to flavors and sweeteners for use in food and beverages;

2. Section 1.3 is hereby amended by deleting the entire section and replacing it with the following:

“Licensed Field: shall mean application of the Licensed Technology in the fields of related to flavors and sweeteners for use in food and beverages.”

3. Section 3.1 is hereby amended by deleting the entire section and replacing it with the following:

3.1.Royalty Obligation. Licensee shall pay royalties to Licensor as follows until this Agreement expires or is terminated: With respect to each fiscal year, starting with the fiscal year in which there is a first commercial sale of Licensed Products (“FCS”), Licensee shall pay royalties to Licensor in the amount of 5% of all Net Sales by Licensee or any of its Sublicensees that have been received by Licensee or its Sublicensee, as applicable, during such fiscal year (the “Earned Royalty”), provided, that royalties paid by Licensee pursuant to this Agreement shall not exceed $15,000,000 in any fiscal year. Notwithstanding the foregoing, no Earned Royalties shall be payable with respect to sales of Licensed Products by Sublicensees to Licensor or any of its Affiliates.

Notwithstanding anything herein to the contrary, the foregoing amendment to Section 3.1 is effective as of the first commercial sale of Licensed Products.

4. Section 3.2 is hereby amended by deleting the entire section and replacing it with the following:

3.2Calculation and Payment of Royalties. Royalties shall be calculated and paid annually. During the term of this Agreement, royalties owed in accordance with Section 3.1 shall be due and payable within ninety (90) days following the end of each fiscal year. Only one payment of Earned Royalties hereunder shall be due and payable to Licensor on any Licensed Product regardless of the number of transfers between entities that such Licensed Product undergoes in the course of its commercialization and regardless of the number of patents or patent applications practiced by Licensee and its Sublicensee(s) in connection with the production and commercialization of the Licensed Product. By way of example and not limitation, where a Sublicensee sells Licensed Products to a distributor or retailer who in turn resells such product to end-users, the Earned Royalties payable hereunder will be paid solely on such first sale of the Licensed Products by such Sublicensee.

5. Section 4 is hereby amended by deleting the entire section and replacing it with the following:

4.RECORDS AND REPORTS

4.1Records. Licensee shall keep full, complete and accurate books of account containing all particulars that may be reasonably necessary for determining the royalties payable to Licensor for a period of two (2) years following each fiscal year in sufficient detail to enable the accurate determination of royalties hereunder by Licensee. Said books of account shall be kept at Licensee’s principal place of business.

4.2Audit. The records described in Section 4.1 above shall be available for inspection by an independent certified public accountant retained by Licensor at Licensor’s expense during normal business hours, upon reasonable notice, for as long as this Agreement is not terminated and for two (2) years following the end of such fiscal year, for the purpose of verifying Licensee’s royalty statements.

4.3Reports. Concurrently with the royalty payments required under this Agreement, Licensee shall deliver true and accurate royalty and revenue reports to Licensor, giving such particulars of the business conducted by the Licensee and Sublicensee(s) during the preceding fiscal year as are pertinent to a royalty accounting under this Agreement. These reports shall include at least the following: (a) the quantity and types of Licensed Products sold on a country-by-country basis; (b) total Net Sales price for Licensed Products sold; (c) adjustments used to calculate Net Sales; and (d) total royalties due.

6. The paragraph entitled “Survivability” in Section 8 is hereby amended by deleting such paragraph and replacing it with the following:

8.4Survivability. After termination of this Agreement, all provisions relating to payment shall survive until completion of required payments. In addition to those provisions and to any provisions which specifically provide for survival beyond termination, Sections 5.1 and 6 shall survive indefinitely or until the expiration of any time period specified elsewhere in this Agreement with respect to the provision in question.

D.No Other Changes. Except as explicitly modified by this Amendment, the terms of the Agreement shall remain in full force and effect.

E.Governing Law. This Amendment and the respective rights and obligations of the parties hereto shall be governed by and is to be construed in accordance with Nevada law.

F.Severability. Any provision of this Amendment that is held invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective only to the extent of such invalidity or unenforceability and without rendering invalid or unenforceable the remainder of this Amendment or affecting the validity or enforceability of any of the provisions of this Amendment in any other jurisdiction, and the court or tribunal so holding shall be empowered to substitute, to the extent enforceable, provisions similar to said provision, or other provisions, so as to provide to the parties the benefits intended by said provision to the fullest extent permitted by applicable law.

G.Counterparts. This Amendment may be executed in more than one counterpart, each of which will be deemed to be an original of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement. A facsimile, PDF or other electronic signature of any Party shall be considered to have the same binding legal effect as an original signature upon delivery thereof. Upon the request of any Party, each Party or signatory hereto shall also deliver this Amendment with its original signature, provided that any failure to do so shall not affect the preceding sentence or any provisions of this Amendment or obligations of any Party or signatory hereto.

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IN WITNESS WHEREOF, the parties, by and through their duly authorized representatives, have executed and delivered this Amendment as of the Amendment Effective Date.

LICENSOR: Conagen Inc.	LICENSEE: SweeGen, Inc.
By: /s/ Steven Chen	By: /s/ Steven Chen
Print name: Steven Chen	Print name: Steven Chen
Print title: President	Print title: CEO & President